FORM 8 - K




             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K


                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

              Date of Report:  February 3, 1997


                   NPC INTERNATIONAL, INC.
   (Exact name of registrant is specified in its charter)

                           Kansas
                  (State of incorporation)


        0-13007                                 48-0817298
   (Commission Identification No.)                   (IRS
                Employer Identification No.)

        720 W. 20th Street, Pittsburg, Kansas  66762
     (Address of principal executive office   Zip Code)

       Registrant's telephone number:  (316/231-3390)





ITEM 5.  OTHER EVENTS

The press release filed with this report as Exhibit 99-A is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a.) Financial statements of business acquired.

     Not applicable.

(b.) Pro forma financial information

     Not applicable.

(c.) Exhibits

     The exhibits set forth on the Index to Exhibits on page
     3 are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be singed on its behalf by the undersigned thereunto duly authorized.

NPC INTERNATIONAL, INC.

DATED:  February 3, 1997



Troy D. Cook
Vice President Finance
Chief Financial Officer
Principal Financial Officer









                                                               PAGE NO.
                                                               IN THIS
EXHIBIT  DESCRIPTION                                            FILING

99-A     Press Release of Registrant dated January 24, 1997       4




Troy Cook
Vice President Finance and
Chief Financial Officer
(316) 231-3390

FOR IMMEDIATE RELEASE

NPC INTERNATIONAL, INC. ANNOUNCES 122 UNIT
PIZZA HUT ACQUISITION FROM PIZZA HUT, INC.
Acquisition represents a 30 % increase in NPC operated Pizza
Hut units

     PITTSBURG, Kansas, (January 24, 1997) - Consistent with NPC International, Inc.'s (NASDAQ:NPCI) goal to continue its growth in the PepsiCo, Inc.'s Pizza Hut system, the Company announced today that it had signed a letter of intent with the Pizza Hut, Inc. to acquire 122 Pizza Hut restaurants and associated development areas located in the Topeka, KS; Beaumont/Port Arthur, TX; Champaign/Springfield, IL; Lake Charles, LA; Evansville, IN; Terre Haute, IN; Ft. Smith, AR; Jackson, TN; Tulsa, OK; and Longview, TX Designated Market Areas, for $53.5 million. The 88 restaurants and 34 delivery carry-out units generated nearly $71 million in sales during the 52 weeks ended November, 1996. This acquisition follows NPC's acquisition of 31 units from a Pizza Hut franchisee in North Carolina which closed on October 31, 1996.

     NPC is actively engaged in reviewing opportunities as presented by Pizza Hut, Inc. In addition, the company remains active in the pursuit of franchisee locations that are contiguous to the company's territory. Assuming consummation of this transaction, NPC will have acquired 176 Pizza Hut units during the last 22 months, for an increase of over 50% in the number of Pizza Hut units operated since it's fiscal year ended March 28, 1995.

     David Novak, Group President and CEO of Pizza Hut, Inc. said, "This transaction is positive for NPC and the Pizza Hut brand. NPC has proven its ability as an outstanding operator through its historical performance and we look forward to their continued leadership role in the Pizza Hut system."

     Gene Bicknell, Chairman and CEO, of NPC said, "This acquisition is representative of NPC's commitment to the Pizza Hut brand. With 26% share of the pizza industry, Pizza Hut is clearly the industry leader and is well positioned to dominate the pizza market. Accordingly, we will continue to invest in this "mega-brand" through future acquisitions as they become available."

     Jim Schwartz, President and COO, of NPC added, "This acquisition brings our Pizza Hut restaurant holdings to over 530 units. These stores will supplement our significant presence in the southeastern United States and provide the Company with an initial foothold in Illinois, and Indiana. With this acquisition and continued growth at Tony Roma's we are targeting consolidated revenue in excess of $400 million in fiscal 1998, for an increase of over 30% from anticipated fiscal 1997 levels. We are excited about this latest opportunity and look forward to future growth opportunities.


     To accommodate the assimilation of the 122 units the transaction may be concluded in two separate closings. The Company expects the first closing to occur in early March and the second closing, if necessary, to occur in late March or early April. Consummation of the transaction is subject to negotiation of a definitive asset acquisition agreement, board approval of both companies, financing, and approval from regulatory agencies.

     NPC International, Inc. is the world's largest Pizza Hut franchisee and operates 415 Pizza Hut restaurants and delivery kitchens in eleven states. Through Romacorp, Inc. a wholly-owned subsidiary, NPC also operates and franchises 179 Tony Roma's restaurants, the casual theme restaurant famous for ribs.

     With the exception of historical information, certain of the matters discussed in this news release are forward-looking statements that involve estimates, risks and uncertainties including, but not limited to, economic conditions, availability of real-estate, competitive conditions and pricing and other risks indicated in filings with the Securities and Exchange Commission.

     For more information contact Troy D. Cook, Vice
President Finance and Chief Financial Officer, NPC
International, Inc., 720 W. 20th Street, Pittsburg, Kansas
66762.  Telephone Number:  (316) 231-3390.


NPC INTERNATIONAL, INC.
RESTAURANT HOLDINGS


PIZZA HUTS:
                    Existing  Units to be Acquired     Proforma
                      Units    from Pizza Hut, Inc.    Unit Count

     Alabama             81               -                 81
     Arkansas            53              19                 72
     Georgia              1               -                  1
     Illinois             -              20                 20
     Indiana              -              14                 14
     Kentucky             7               6                 13
     Kansas               9              12                 21
     Louisiana           29               7                 36
     Mississippi        114               -                114
     Missouri            30               -                 30
     North Carolina      31               -                 31
     Oklahoma             7              26                 33
     Tennessee           44               3                 47
     Texas                5              15                 20
          Total         411             122                533

TONY ROMA'S - Company-Owned:

                         Existing Units

     Alabama                    2
     California                 5
     Florida                   15
     Missouri                   1
     Nevada                     2
     Oklahoma                   1
     Texas                     11
       Total                   37

     NOTE: The company also franchises 91 units in 20 states and 49 units in 17 foreign countries.